Riviera Holdings Corporation
                         2901 Las Vegas Boulevard South
                               Las Vegas, NV 89109
                       Investor Relations: (800) 362-1460
                               TRADED: AMEX - RIV
                               www.theriviera.com



FOR FURTHER INFORMATION:

AT THE COMPANY:                              INVESTOR RELATIONS CONTACT:
Duane Krohn, Treasurer and CFO               Betsy Truax, Skorpus Consulting
(702) 794-9527 Voice                         (208) 241-3704 Voice
(702) 794-9442 Fax                           (208) 232-5317 Fax
Email:  dkrohn@theriviera.com                Email:   BetsyT@cableone.net

FOR IMMEDIATE RELEASE:

                   RIVIERA REPORTS SECOND QUARTER 2005 RESULTS

            LAS VEGAS, NV - August 9, 2005 -- Riviera Holdings Corporation (AMEX: RIV) today reported financial results for the second quarter ended June 30, 2005. Net revenues for the quarter were $53.3 million, up $463,000 or 0.9 percent from the second quarter of 2004. Income from operations was $5.6 million, down $2.0 million from the second quarter of 2004. Adjusted EBITDA (1) was $10.6 million, down $359,000 or 3.3 percent from the second quarter of 2004. Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity compensation, asset impairment, Sarbanes Oxley expenses and mergers, acquisitions and development costs, as shown in the reconciliation to net income in the tables of this release (See Notes 1 and 2 to the Financial Summary Table). The net loss for the quarter was $1.0 million, or $0.08 per diluted share, compared to net income of $829,000, or $0.08 per diluted share, in the second quarter of 2004.

            Net revenues for the first six months of 2005 were $105.7 million, up $2.5 million or 2.4 percent from the first six months of 2004. Income from operations was $14.4 million, down $573,000 from the first half of 2004. Adjusted EBITDA (1) was $22.2 million, up $554,000 or 2.6 percent from the first half of 2004, a record for any six-month period in the Company's history. Net income for the first six months of 2005 was $1.1 million, or $0.09 per diluted share, compared with net income of $1.4 million, or $0.13 per diluted share, in the first half of 2004.

Second Quarter 2005 Highlights

*  Riviera Las Vegas revenues were up $1.1 million or 2.7 percent
* Riviera Las Vegas occupancy was 94.5 percent compared to 95.3 percent in the second quarter of 2004, ADR (Average Daily Rate) increased $10 to $73 and RevPar (Revenue Per Available Room) increased $9 to $69
*  Riviera Las Vegas EBITDA was down $440,000 or 5.5 percent
*  Riviera Black Hawk revenues were down $601,000 or 4.5 percent
*  Riviera Black Hawk EBITDA was down $177,000 or 4.2 percent
* The Company has $20.7 million in cash plus a $30 million revolver, after making its semi-annual bond interest on June 15, 2005

Riviera Las Vegas

         Robert Vannucci, President of Riviera Las Vegas, said, "Our Las Vegas property followed the surge of increased room rates on the Las Vegas Strip, as ADR was up 16.6 percent during the quarter and has continued to grow into the third quarter of 2005. In the past, the Riviera was not able to increase room rates as quickly as some of our competitors at the south end of the Strip. As new development moves north, we anticipate that we will be able to accelerate our room rate increases with minimal impact to our high rate of hotel occupancy. During the quarter, conventions and groups occupied 41.5 percent of our rooms. While these guests pay higher room rates, their gaming profile is lower than that of our leisure customers. We initiated free slot play programs to attract slot players from our competitors and enhance the play of our in house guests. This resulted in higher gross slot revenues; however, after deducting the free slot play, slot revenues were down for the quarter. We are reviewing our marketing programs and efforts to obtain the best mix of hotel guests that will increase our overall bottom line. Entertainment tickets sold to cash customers were down 25 percent in the quarter. This impacts the volume of traffic in the casino and, as a result, slot win.

          "During the second quarter of 2005 we incurred expenses of approximately $500,000 related to our 50th anniversary promotions. We do not often engage in institutional advertising, but we believed that this event was important to keep our brand name in the media and for future benefit to the Company.

         "As we have stated in the past, Riviera Las Vegas is located on 26 acres of prime real estate on the north end of the Las Vegas Strip. We anticipate that our location will benefit from the continued expansion of the Las Vegas Convention Center and the development of new casinos, hotels and luxury condominiums in the near term. Recent land transactions on or near the Las Vegas Strip are indicators that our land has a fair market value well in excess of its $21 million recorded book value, which is less than $1 million per acre."

Riviera Black Hawk

         Ron Johnson, President of Riviera Black Hawk, said, "Second quarter net revenue of $12.8 million was down $601,000 or 4.5 percent from last year's second quarter. EBITDA for the quarter of $4.1 million was down $177,000 or 4.2 percent from last year's second quarter. EBITDA margin of 32.0 percent was up slightly from the same period last year.

         "Second quarter results were negatively impacted by a rock slide in June that closed Highway 6 between the city of Golden and the intersection of Highway 119 and Highway 6, approximately 10 miles east of Black Hawk. Although there are four routes to the Black Hawk/Central City area, Highway 6-119 through Golden is the preferred route taken by most gaming patrons. A portion of Highway 6 remains closed and is not expected to reopen until sometime in late September.

         "Net revenues for the first six months of 2005 were $25.9 million, down $621,000 or 2.3 percent from the first six months last year. EBITDA for the first six months of 2005 was $8.0 million, down $481,000 or 5.7 percent from the first six months in 2004. EBITDA margin for the first six months was 31.0 percent or 1.1 percentage points lower than the first six months last year."

Consolidated Operations

         William L. Westerman, Chairman of the Board, said, "We are disappointed that in the second quarter we did not maintain our trend of reporting record results. However, we are pleased that, thanks to our great first quarter performance, we still achieved a record for the first six months of 2005.

         "Prior to the rockslide in June, Black Hawk's EBITDA for the second quarter was running ahead of last year. The Black Hawk team is working aggressively to minimize the effect of the closing of a portion of Highway 6, but we must be realistic and expect the situation to adversely affect Black Hawk's earnings in the third quarter. As we move through the third quarter, our team members are working hard to mitigate the situation in Colorado and take advantage of the continuing strong market in Las Vegas and to sustain our revenue and cash flow.

         "In April, Riviera Las Vegas celebrated its 50th anniversary. We undertook a special promotional effort, which was well received by our long-time customers, our employees and the community. We incurred expenses of approximately $500,000, which were not offset by additional revenues. Las Vegas would have been even or a little ahead of last year, except for this special one-time expense.

         "Development of the north end of the Las Vegas Strip continues unabated. Since our last earnings release, ground has been broken on three new condominium projects in our neighborhood.

         "With our financial advisor, Jefferies & Company, we continue to explore strategies to maximize shareholder value."

Conference Call Information

         In conjunction with the release of second quarter 2005 financial results, Riviera will broadcast a conference call at 2 p.m. Eastern Daylight Time on Tuesday, August 9, 2005. Investors can listen to the call via the Internet at http://phx.corporate-ir.net/playerlink.zhtml?c=96408&s=wm&e=1092096 or www.theriviera.com or by dialing 800-500-3170. The conference call rebroadcast is available at 888-203-1112, code 3866405.
Forward -Looking Statements

         The forward-looking statements in this news release, which reflect our best judgment based on factors currently known to us, involve significant risks and uncertainties including the results of our previously announced strategic plan to maximize shareholder value, expansion and modernization objectives and timetables, hotel and casino market conditions, financing requirements, interest rates, regulatory requirements and other risks and uncertainties detailed from time to time in filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and quarterly reports on Form 10-Q. Our actual results may differ materially from what is expressed or implied in our forward-looking statements. We do not plan to update our forward-looking statements even though our situation or plans may change in the future, unless applicable law requires us to do so.

About Riviera Holdings

     Riviera Holdings Corporation owns and operates the Riviera Hotel and Casino on the Las Vegas Strip and the Riviera Black Hawk Casino in Black Hawk, Colorado. Riviera's stock is listed on the American Stock Exchange ("AMEX") under the symbol RIV.

                                - Tables Follow -

Riviera Holdings Corporation
Financial Summary

  ($ in 000s except             Three Months Ended June 30           Six Months Ended June 30
   per share amounts)           2005     2004     Var     %Var     2005      2004     Var  %Var
Net Revenues:
Riviera Las Vegas             $40,501  $39,437  $1,064    2.7%   $79,848  $ 76,760  $3,088  4.0%

Riviera Black Hawk             12,756   13,357   (601)   -4.5%    25,873    26,494   (621) -2.3%
                            ---------------------------         --------------------------
  Total Net Revenues           53,257   52,794     463    0.9%   105,721   103,254   2,467  2.4%
Operating Income:
Riviera Las Vegas               5,647    6,171   (524)   -8.5%    12,755    11,843     912  7.7%
Riviera Black Hawk              2,473    2,796   (323)  -11.6%     4,863     5,606   (743) 13.3%
Corporate Expenses
  Equity Compensation           (932)        0   (932)             (985)         0   (985)
  Other Corporate Expenses    (1,146)  (1,404)     258   18.4%   (2,303)   (2,512)     209  8.3%
Mergers, Acquisitions and
   Development
Costs, net                      (165)        0   (165)               502         0     502
Sarbanes Oxley Expenses         (270)        0   (270)             (270)         0   (270)
Asset Impairment                    0        0       0             (198)         0   (198)
  Total Operating Income        5,607    7,563 (1,956)  -25.9%    14,364    14,937   (573) -3.8%
Adjusted EBITDA (1):
Riviera Las Vegas               7,616    8,056   (440)   -5.5%    16,469    15,643     826  5.3%
Riviera Black Hawk              4,088    4,265   (177)   -4.2%     8,027     8,508   (481) -5.7%
Corporate Expenses            (1,146)  (1,404)     258   18.4%   (2,303)   (2,512)     209  8.3%
                            ---------------------------         --------------------------
  Total EBITDA                 10,558   10,917   (359)   -3.3%    22,193    21,639     554  2.6%
Adjusted EBITDA Margins (2):
Riviera Las Vegas               18.8%    20.4%   -1.6%             20.6%     20.4%    0.2%
Riviera Black Hawk              32.0%    31.9%    0.1%             31.0%     32.1%   -1.1%
Consolidated                    19.8%    20.7%   -0.9%             21.0%     21.0%    0.0%
 Net income                  $(1,003)    $ 829 $(1,832)           $ 1,135   $ 1,369  $(234)
EARNINGS PER SHARE DATA:

Weighted average basic shares
   outstanding                12,182   10,464   1,718            11,986    10,461   1,525
 Basic earnings per share     $(0.08)    $0.08  $(0.16)           $0.09     $0.13  $(0.04)

Weighted average diluted shares
outstanding                   12,456   11,016   1,440            12,267    10,830   1,437
 Diluted earnings per share  $(0.08)    $0.08  $(0.16)           $0.09     $0.13   $(0.03)

(1) Adjusted EBITDA consists of earnings before interest, income taxes, depreciation, amortization, equity compensation, asset impairment, Sarbanes Oxley expenses and mergers, acquisitions and development costs, net, as shown in the reconciliation to net income (loss) in the tables of this release. In 2004, we entered into confidential discussions regarding a potential sale of our company to a third party. Discussions with one such party, which commenced in 2004, ended in 2005, and we retained a $1 million fee paid to us by that party. Such amount is reflected in mergers, acquisitions and developments costs, net. Adjusted EBITDA is presented solely as a supplemental disclosure because we believe that it is 1) a widely used measure of operating performance in the gaming industry, and 2) a principal basis for valuation of gaming companies by certain investors. We use property-level EBITDA (earnings before interest, income taxes, depreciation, amortization and corporate expense) as the primary measure of the Company's business segment properties' performance, including the evaluation of operating personnel. Adjusted EBITDA should not be construed as an alternative to operating income, as an indicator of our operating performance, as an alternative to cash flows from operating activities as a measure of liquidity, or as any other measure determined in accordance with generally accepted accounting principles. We have significant uses of cash flows, including capital expenditures, interest payments and debt principal repayments, which are not reflected in Adjusted EBITDA. Also, other gaming companies that report EBITDA or Adjusted EBITDA information may calculate it in a different manner than we do. A reconciliation of Adjusted EBITDA to net income
         (loss) is included in the financial schedules accompanying this release.
(2)      Adjusted EBITDA margins represent Adjusted EBITDA divided by Net
         Revenues
(3) These amounts have been adjusted to reflect our three-for-one common stock split on March 11, 2005.

Riviera Holdings Corporation
Reconciliation of Net Income (Loss) to Adjusted EBITDA:

                                            Net                                   Sarbanes   Equity  Development  Manage-
                       Income    Income   Interest  Operating Deprec-     Asset    Oxley     Compen-  & Project    ment   Adjusted
                       (Loss)     Tax     (Expense)   Income   iation  Impairment Expenses   sation   Costs, net    Fee    EBITDA
Second Quarter 2005:

Riviera Las Vegas      $5,649      -       $  2       $5,647   $2,481                                            (512)     $7,616

Riviera Black Hawk        543      -     (1,930)       2,473    1,103                                             512      $4,088

Corporate              (7,195)     -     (4,682)      (2,513)     -         -        270       932      165        -       (1,146)
                       -------    ---    -------      ------    -----      ---      ----      ----     ----       -----    -------
                       $(1,003)  $ -    $(6,610)      $5,607   $3,584      $-       $270      $932     $165       $ -     $10,558

Second Quarter 2004:

Riviera Las Vegas     $  6,136   $ -      $ (35)      $6,171   $2,357                                            $(472)    $8,056

Riviera Black Hawk         805     -     (1,991)       2,796      997                                              472      4,265

Corporate               (6,112)    -     (4,708)      (1,404)      -        -        -          -         -         -      (1,404)
                       --------   ---    -------      -------   -------    ----    ----        ---      ----      -----    -------
                         $ 829  $  -    $(6,734)      $7,563    $3,354    $ -     $  -      $   -     $   -      $  -      $10,917



Six Months Ended June 30, 2005:

Riviera Las Vegas       $12,758  $ -       $  3      $12,755    $4,737                                           $(1,023)  $16,469

Riviera Black Hawk          996    -     (3,867)       4,863     2,141                                             1,023     8,027

Corporate               (12,619)   -     (9,365)      (3,254)      -        198     270        985      (502)        -      (2,303)
                        --------  ---    -------      -------    ------    ----    ----       ----     -----      -------   -------
                       $  1,135  $ -    $(13,229)    $14,364    $6,878     $198    $270       $985     $(502)      $ -     $22,193


Six Months Ended June 30, 2004:

Riviera Las Vegas       $11,756  $ -       $(87)     $11,843    $4,724                                             (924)   $15,643

Riviera Black Hawk        1,608    -     (3,998)       5,606     1,978                                              924      8,508

Corporate               (11,995)   -     (9,483)      (2,512)      -         -        -          -         -          -     (2,512)
                        --------  ---    -------      -------    ------    ----      ----      ----       ----     ----     -------
                       $  1,369   $-   $(13,568)    $ 14,937    $6,702     $ -       $ -      $ -        $ -       $ -     $21,639


Balance Sheet Summary
($ in 000's)
                                        June 30,   Dec 31,
                                          2005      2004
                                      ----------------------
Cash and short term investments          $20,723  $18,886

Total current assets                      29,511      28,932

Property and equipment, net              176,128     177,115

Total assets                             216,290     217,536
Total current
liabilities                               24,625      27,599
Long-term debt, net
 of current portion                      214,822     215,026
Total shareholders' equity
 (deficiency)                            (26,796)    (29,292)

RIVIERA HOLDINGS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
                                            Three Months Ended  Six Months Ended
(In thousands, except per share  amounts)        June 30,            June 30,
-------------------------------------------------------------------------------
REVENUES:                                    2005     2004        2005     2004
  Casino                                    28,577   29,550      56,060   56,629
  Rooms                                     13,770   11,679      27,195   24,217
  Food and Beverage                          9,368    9,066      18,211   17,866
  Entertainment                              4,230    5,571       9,112   10,227
  Other                                      2,248    2,119       4,285    4,166
                                           -------- -------- ----------- --------
            Total Revenues                  58,193   57,985     114,863  113,105
   Less Promotional Allowances               4,936    5,191       9,142    9,851
                                           -------- -------- ----------- --------
            Net Revenues                    53,257   52,794     105,721  103,254
                                           -------- -------- ----------- --------

COSTS AND EXPENSES:
 Direct Costs and Expenses of
  Operating Departments:
    Casino                                  14,996   13,782      28,860   27,336
    Rooms                                    7,196    6,656      13,754   13,020
    Food and Beverage                        6,581    6,166      12,634   11,967
    Entertainment                            3,525    3,725       7,195    6,777
    Other                                      814      724       1,493    1,439
Other Operating Expenses:
    General and Administrative:
        Equity Compensation                    932        0         985        0
        Other General and Administrative     9,587   10,476      19,592   20,728
    Mergers, Acquisitions and Development
        Costs, Net                             165      348        (502)     348
    Sarbanes Oxley Expenses                    270        0         270        0
    Asset Impairment                             0        0         198        0
    Depreciation and Amortization            3,584    3,354       6,878    6,702
                                           -------- -------- ----------- --------
            Total Costs and Expenses        47,650   45,231      91,357   88,317
                                           -------- -------- ----------- --------
INCOME FROM OPERATIONS                       5,607    7,563      14,364   14,937
                                           -------- -------- ----------- --------
OTHER (EXPENSES) INCOME :
Interest Expense                            (6,654)  (6,738)    (13,313) (13,578)
Interest Income                                 44        4          84       10
                                           -------- -------- ----------- --------
     Total Other Expenses                   (6,610)  (6,734)    (13,229) (13,568)
                                           -------- -------- ----------- --------
(LOSS) BEFORE PROVISION  (BENEFIT)
      FOR INCOME TAXES                      (1,003)     829       1,135    1,369
(BENEFIT) FOR INCOME TAXES                       0        0           0        0
                                           -------- -------- ----------- --------
NET (LOSS)                                 $(1,003)   $ 829     $ 1,135  $ 1,369
                                           ======== ======== =========== ========

INCOME (LOSS) PER SHARE DATA:
Income (Loss) Per Share:
   Basic                                   $ (0.08)  $ 0.08      $ 0.09   $ 0.13
                                           -------- -------- ----------- --------
   Diluted                                 $ (0.08)  $ 0.08      $ 0.09   $ 0.13
                                           -------- -------- ----------- --------
Weighted-Average Common Shares Outstanding  12,182   10,464      11,986   10,461
                                           -------- -------- ----------- --------
Weighted-Average Common and Common Equivalent
   Shares                                   12,182   11,016      12,267   10,830
                                           -------- -------- ----------- --------

See notes to condensed consolidated financial statements